Exhibit 10.13(c)

AMENDMENT 2003B

TO

GREATER BAY BANCORP

1997 ELECTIVE

DEFERRED COMPENSATION PLAN

THIS AMENDMENT 2003B TO THE GREATER BAY BANCORP 1997 ELECTIVE DEFERRED COMPENSATION PLAN (“Amendment 2003B”) has been adopted by action of the Compensation Committee of the Board of Directors of Greater Bay Bancorp (the “Company”) on November 17, 2003, to be effective January 1, 2004, and is made pursuant to the following recitals:

A. The Company adopted the Greater Bay Bancorp 1997 Elective Deferred Compensation Plan (the “Plan”) by action of the Board on November 19, 1997, as subsequently amended by actions on November 17, 1998, December 16, 1999, and July 21, 2003. Capitalized terms used in this Amendment 2003B have the meanings set forth in the Plan.

B. Section 8.01 of the Plan permits the Company to amend the Plan.

C. The Company has determined that it is in the best interests of the Company and the Subsidiaries to amend the Plan as set forth in this Amendment 2003B.

NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is amended as follows:

1. Subsection 1.01(L) of the Plan is amended in its entirety to read as follows:

(L) “Interest Reference Rate” means, for all periods beginning on and after January 1, 2004, the quarterly average of the 10-year Treasury Bill constant maturity securities rate, with no floor or ceiling. The Interest Reference Rate shall be computed for each calendar quarter as the average of the weekly 10-year Treasury Bill constant maturity securities rates published by Federal Reserve Board during the prior calendar quarter. The Interest Reference Rate as so computed shall float from quarter to quarter. If the Federal Reserve Board ceases weekly publication of the 10-year Treasury Bill constant maturity securities rate, the Committee may select any comparable published rate as a replacement.

2. Section 2.01 of the Plan is amended by the addition of the following sentence at the end thereof:

No Employee shall participate in the Plan for any Plan Year beginning on or after January 1, 2004; except that Employees participating in the Plan for the Plan Year beginning January 1, 2003, may continue to participate with respect to bonus Compensation payable in calendar year 2004 with respect to calendar year 2003 service.

3. Section 3.01 of the Plan is amended by the addition of the following sentence at the end thereof:

No Deferred Compensation Contributions shall be made for any Plan Year beginning on or after January 1, 2004; except that Deferred Compensation Contributions may be made from bonus Compensation payable in calendar year 2004 with respect to calendar year 2003 service.

4. Section 5.05 of the Plan is deleted in its entirety.

5. This Amendment 2003B applies to all Subsidiaries that have adopted or hereafter adopt the Plan in accordance with Section 9.12 of the Plan, each of which shall automatically be deemed to have adopted this Amendment as part of the Plan.

6. Except as set forth herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment 2003B to be executed by its duly authorized officer on the date set forth below, but to be effective as indicated herein.

GREATER BAY BANCORP

By:	/s/ PEGGY HIRAOKA	Date:	11/17/03

Name: Peggy Hiraoka Title: EVP, HR

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